Exhibit 99.3 Fiscal 2025 Third-Quarter Earnings Conference Call May 6, 2025 © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 1

Forward-Looking Statements and Non-GAAP Financial Measures Forward-looking statements – Statements made in this presentation and the accompanying webcast that are not statements of historical or current facts, such as those related to our ability to advance our business strategies and improve healthcare, our ability to transition to partners or wind down the remaining operations of Contigo Health and the potential costs and expenses associated therewith, our ability to fund and conduct share repurchases pursuant to the outstanding share repurchase authorization and the potential benefits thereof (including the accelerated share repurchase program announced in February 2025, which could be affected by volatility or disruptions in capital markets or other factors), the payment of dividends at current levels or at all, guidance on expected future financial performance and assumptions underlying that guidance, and our expected effective income tax rate are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements, the achievement of which cannot be guarantee. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “remains committed to,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition, and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including the information in those sections of Premier’s Form 10-K for the year ended June 30, 2024 as well as Premier’s subsequent Quarterly Reports on Form 10-Q, including the Form 10-Q for the quarter ended March 31, 2025, expected to be filed with the SEC shortly after this presentation. Premier’s periodic and current filings with the SEC are made available on the company’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events that occur after that date, or otherwise. Non-GAAP financial measures – This presentation and accompanying webcast include certain “adjusted” and other “non-GAAP” financial measures, including free cash flow, as defined in the SEC’s Regulation G. These measures are not in accordance with, or an alternative to, GAAP. This presentation and the Appendix to this presentation include schedules that reconcile the historical non-GAAP financial measures included in this presentation to the most directly comparable GAAP financial measures. You should carefully read Premier’s earnings release and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, expected to be filed shortly after this presentation, for definitions of Premier’s non-GAAP financial measures and further explanation and disclosure regarding Premier’s use of non-GAAP financial measures, and such information should be read in conjunction with this presentation. These materials are made available on the company’s website at investors.premierinc.com. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 2

Business Review Financial Review Michael J. Alkire Glenn Coleman President and Chief Administrative and Chief Executive Officer Financial Officer © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 3

Key Points Overall revenue and profitability for the third quarter experienced meaningful sequential growth and exceeded our expectations • Both business segments did better than anticipated • GPO fee share and consulting services continue to navigate short-term headwinds Increasing full year guidance for adjusted EBITDA and adjusted EPS; reaffirming revenue guidance Continuing to support providers and suppliers with our Supply Chain solutions • Actively monitoring developments related to tariffs; due to strong pricing controls and our supply chain resiliency efforts, to date, we’ve seen no material disruption across our platform, but continue to monitor fluid situation • Only healthcare company offering a fully integrated digital supply chain; from sourcing to purchasing to payment Making progress to reinvigorate Performance Services • Recruited some of the industry’s most seasoned operators; seeing early positive signs in our sales funnel • Evolving solutions to take on a broader set of challenges faced by providers; leveraging AI, machine learning and automation to drive impact for providers and other customers • Strategic partnership with Epic for our documentation and coding solution; expected to go-live in late 2025 © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 4

[1] Fiscal-Year 2025 Third Quarter Financial Overview Metric Q3 FY25 vs. Q3 FY24 Comments Consolidated Net Revenue Decreased 9% (-) Increased fee share in GPO Supply Chain Services Net Revenue Decreased 8% (+) Growth in gross administrative fees (-) Lower revenue in consulting services Performance Services Net Revenue Decreased 10% (+) Better performance in applied sciences (+) Income this year compared to a loss last year GAAP Net Income from Continuing Operations Not meaningful driven by prior-year impairment charge GAAP EPS from Continuing Operations Not meaningful (+) Income this year compared to a loss last year [2] Adjusted EBITDA Decreased 25% (-) Driven by decrease in revenue [2] Adjusted Net Income Decreased 29% (-) Driven by decrease in revenue (-) Driven by decrease in revenue [2] Adjusted EPS Decreased 10% (+) Benefitted from share repurchases [1] On October 1, 2024, the company announced that it had divested the S2S Global direct sourcing business. As such, and unless stated otherwise, all results presented in this presentation reflect those of continuing operations. In addition, as the company’s efforts to transfer to partners or wind down certain components of the Contigo Health business remain ongoing, results presented in this presentation continue to include contributions from that business. However, because of the expected transition and/or wind-down, the company is providing certain financial measures that exclude contributions from that business, and the Appendix includes tables that reconcile the impact of the Contigo Health business on certain financial measures in the periods presented. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 5 [2] These are non-GAAP financial measures. Refer to the Appendix for adjusted EBITDA, adjusted net income, and adjusted earnings per share reconciliations to the corresponding GAAP measures.

Strong financial position with a flexible balance sheet As of and/or for the nine-month period ended March 31, 2025 Cash flow from operations of $307.8 million [1] Free cash flow of $130.3 million Cash and cash equivalents of $71.3 million Balance of $255.0 million on $1.0 billion unsecured, revolving credit facility; repaid $70.0 million in April [2] Annual TRA benefit of ~$100.0 million starts July 2025 Repurchased over 38 million shares of Class A common stock under the company’s $1 billion share repurchase authorization since February 2024 Paid dividends of $59.7 million to stockholders in first nine months of fiscal-year 2025 Dividend yield of ~4% for twelve-month period ended March 31, 2025 Board declared a dividend of $0.21 per share payable in June 2025 [1]This is a non-GAAP financial measure. Refer to the Appendix for a reconciliation of free cash flow to the corresponding GAAP measure. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 6 [2] The company will make the final payment associated with the termination of the Tax Receivable Agreement in connection with the company’s August 2020 restructure by the end of fiscal-year 2025. These payments have been around $100.0 million per year and will no longer negatively impact the company’s free cash flow starting on July 1, 2025.

Fiscal-Year 2025 Guidance Fiscal-Year 2025 Previous Fiscal-Year Guidance Metric Comments Guidance Range* 2025 Guidance Range* (as of May 6, 2025) (as of February 4, 2025) Total Net Revenue Excluding Contigo Health $955 million to $995 million $940 million to $1.01 billion No change to midpoint Segment Revenue: Supply Chain Services $600 million to $620 million $590 million to $630 million Expected to be above midpoint Performance Services Excluding Contigo Health $355 million to $375 million $350 million to $380 million Expected to be below midpoint Adjusted EBITDA $247 million to $255 million $237 million to $253 million Increased midpoint $6 million Adjusted Net Income $125 million to $133 million $119 million to $129 million Increased midpoint $5 million Adjusted EPS $1.37 to $1.43 $1.26 to $1.34 Increased midpoint $0.10 Diluted Weighted Average Shares 91 million to 93 million 94 million to 96 million Reduced midpoint by 3 million shares Fiscal 2025 guidance is based on the realization of the following key assumptions: • Net administrative fees revenue of $535 million to $545 million (previously: $525 million to $545 million), which includes $60 million to $70 million in revenue related to non- healthcare member purchasing (previously: $60 million to $75 million) • Supply Chain Services segment software licenses, other services and support revenue of $65 million to $75 million (previously: $65 million to $85 million) • Capital expenditures of $80 million to $90 million (previously: $90 million to $100 million) • Effective income tax rate in the range of 24% to 26% • Cash income tax rate of less than 5% • Free cash flow of 50% to 60% of adjusted EBITDA (previously: 45% to 55% of adjusted EBITDA) * Adjusted EBITDA, adjusted net income, adjusted EPS and free cash flow are forward-looking non-GAAP measures. Premier does not provide a reconciliation of non-GAAP forward-looking guidance as certain financial information, the probable significance of which cannot be determined, is not available and cannot be © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 7 reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” on slide 11 for additional explanation. Also, Total Net Revenue Excluding Contigo Health is a forward-looking non-GAAP measure. Refer to “Changes Impacting Fiscal-Year 2025 Reporting and Guidance” on slide 9 as well as slide 11 for additional explanation.

Appendix © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 8

Changes Impacting Fiscal-Year 2025 Reporting and Guidance ❖ On October 1, 2024, the company announced that it had divested its ownership position in the S2S Global direct sourcing business. As such, and unless stated otherwise, all results presented in this presentation reflect those of continuing operations. ❖ As the company continues to own and operate Contigo Health's remaining businesses, results presented in this presentation include contributions from these remaining businesses. The company expects that these remaining businesses will be substantially, if not entirely, transitioned to partners or wound down by December 31, 2025. Given the time span that has been required to effectuate the disposition and wind-down of Contigo Health, the company currently does not expect that it will qualify to treat this business as a discontinued operation in fiscal-year 2025. However, because of the expected transition and/or wind down, the company is providing certain financial measures in this presentation that exclude contributions from these remaining businesses, including in this Appendix, that reconciles the impact of Contigo Health on certain financial measures in the quarter. In addition, because of the expected transition and/or wind down, guidance presented in this presentation excludes financial contributions from these remaining businesses. We believe that providing supplemental non-GAAP financial measures that align with our fiscal-year 2025 guidance allow for a better understanding of that guidance. ❖ In conjunction with the evolution of our digital supply chain strategy to more tightly align the digital invoicing and payables automation business’ strategic and operational capabilities with our GPO, we have determined it is more appropriate to report this business as part of the Supply Chain Services segment beginning in fiscal-year 2025. ❖ Based upon shareholder and analyst feedback, we decided it is appropriate, following the close of the sale of our non-healthcare GPO operations, to exclude the impact of the OMNIA transaction including associated revenues sold, imputed interest expense and cash taxes paid on proceeds received from our non-GAAP profitability measures. Accordingly, effective for fiscal-year 2025, we present our adjusted EBITDA, adjusted net income, adjusted EPS and free cash flow on a comparable basis, excluding these impacts from the OMNIA transaction. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 9

Reconciliation of Certain Financial Measures to Adjust for Contigo Health

Supplemental Financial Information
Reconciliation of Certain Financial Measures to Adjust for Contigo Health
(Unaudited)
(In thousands)

	Performance Services				Total Premier, Inc.			
	Three Months Ended March 31,		Nine Months Ended March 31,		Three Months Ended March 31,		Nine Months Ended March 31,	
	2025	2024	2025	2024	2025	2024	2025	2024
Net Revenue [(a)]	$ 100,477	$ 111,404	$ 288,751	$ 330,803	$ 261,382	$ 286,866	$ 749,790	$ 835,763
Less: Contigo Health	(6,118)	(10,477)	(21,809)	(31,261)	(6,118)	(10,477)	(21,809)	(31,261)
Net Revenue excluding Contigo Health [(a)]	**$ 94,359**	**$ 100,927**	**$ 266,942**	**$ 299,542**	**$ 255,264**	**$ 276,389**	**$ 727,981**	**$ 804,502**
Adjusted EBITDA					$ 71,746	$ 95,245	$ 184,264	$ 284,972
Add: Loss from Contigo Health [(b)]					860	1,106	5,063	5,174
Adjusted EBITDA excluding Contigo Health					**$ 72,606**	**$ 96,351**	**$ 189,327**	**$ 290,146**
Adjusted EPS					$ 0.44	$ 0.49	$ 1.04	$ 1.44
Add: Loss from Contigo Health [(b)]					0.02	0.02	0.05	0.06
Adjusted EPS excluding Contigo Health					**$ 0.46**	**$ 0.51**	**$ 1.09**	**$ 1.50**

(a) Performance Services includes intersegment revenue that is eliminated in consolidation.
(b) Contigo Health was in a loss position which results in an increase to adjusted EBITDA and adjusted EPS when excluding Contigo Health.

Note: Net Revenue excluding Contigo Health, Adjusted EBITDA, Adjusted EBITDA excluding Contigo Health, Adjusted EPS and Adjusted EPS excluding Contigo Health are non-GAAP financial measures. Refer to the later slides in this Appendix for reconciliations of Adjusted EBITDA, Adjusted EBITDA excluding Contigo Health, Adjusted EPS and Adjusted EPS excluding Contigo Health to the corresponding GAAP measures.

© 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 10

Use of Forward-Looking Non-GAAP Measures The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders (and accordingly does not meaningfully reconcile free cash flow guidance, which is based on adjusted EBITDA) because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and each of these measures without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include, but are not limited to, strategic- and acquisition-related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock- based performance shares; adjustments to income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, with respect to adjustments in our guidance for Contigo Health, the company does not meaningfully reconcile guidance to GAAP measures because Contigo Health is expected to be transitioned to partners or wound down. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 11

Fiscal 2025 and 2024 Non-GAAP Reconciliations Supplemental Financial Information Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA Reconciliation of Operating Income to Segment Adjusted EBITDA Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income (Unaudited) (In thousands) Three Months Ended Nine Months Ended March 31, March 31, 2025 2024 2025 2024 Net income (loss) from continuing operations $ 27,613 $ (48,859) $ 54,716 $ 43,358 Interest expense, net 5,375 2,448 10,918 589 Income tax expense (benefit) 13,488 (15,493) 18,232 16,579 Depreciation and amortization 19,737 20,497 59,390 61,092 Amortization of purchased intangible assets 9,516 12,280 28,690 37,232 EBITDA 75,729 (29,127) 171,946 158,850 Stock-based compensation 6,200 8,283 16,031 23,671 Acquisition- and disposition-related expenses 3,509 1,092 4,423 8,495 Strategic initiative and restructuring-related expenses 4,100 (61) 6,093 2,969 Operating income from revenues sold to OMNIA (14,348) (13,196) (45,629) (39,659) Equity in net (income) loss of unconsolidated affiliates (514) (753) (11,849) 1,639 Other non-operating gains (13,897) (11,046) (76,571) (11,046) Impairment of assets 6,853 140,053 133,671 140,053 Other reconciling items, net 4,114 — (13,851) — Adjusted EBITDA $ 71,746 $ 95,245 $ 184,264 $ 284,972 (a) Add: Loss from Contigo Health 860 1,106 5,063 5,174 Adjusted EBITDA excluding Contigo Health $ 72,606 $ 96,351 $ 189,327 $ 290,146 (a) Contigo Health was in a loss position which results in an increase to adjusted EBITDA when excluding Contigo Health. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 12

Fiscal 2025 and 2024 Non-GAAP Reconciliations Supplemental Financial Information Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA Reconciliation of Operating Income to Segment Adjusted EBITDA Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income (Unaudited) (In thousands) Three Months Ended Nine Months Ended March 31, March 31, 2025 2024 2025 2024 Income (loss) before income taxes $ 41,101 $ (64,352) $ 72,948 $ 59,937 Equity in net (income) loss of unconsolidated affiliates (514) (753) (11,849) 1,639 Interest expense, net 5,375 2,448 10,918 589 Other income, net (12,202) (14,913) (95,765) (18,500) Operating income (loss) 33,760 (77,570) (23,748) 43,665 Depreciation and amortization 19,737 20,497 59,390 61,092 Amortization of purchased intangible assets 9,516 12,280 28,690 37,232 Stock-based compensation 6,200 8,283 16,031 23,671 Acquisition- and disposition-related expenses 3,509 1,092 4,423 8,495 Strategic initiative and restructuring-related expenses 4,100 (61) 6,093 2,969 Operating income from revenues sold to OMNIA (14,348) (13,196) (45,629) (39,659) Deferred compensation plan (income) expense (1,475) 3,889 1,438 7,369 Impairment of assets 6,853 140,053 133,671 140,053 Other reconciling items, net 3,894 (22) 3,905 85 Adjusted EBITDA $ 71,746 $ 95,245 $ 184,264 $ 284,972 SEGMENT ADJUSTED EBITDA Supply Chain Services $ 85,665 $ 102,133 $ 236,916 $ 300,052 Performance Services 19,450 26,890 43,522 81,025 Total segment adjusted EBITDA 105,115 129,023 280,438 381,077 Corporate (33,369) (33,778) (96,174) (96,105) Adjusted EBITDA $ 71,746 $ 95,245 $ 184,264 $ 284,972 © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 13

Fiscal 2025 and 2024 Non-GAAP Reconciliations Supplemental Financial Information Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA Reconciliation of Operating Income to Segment Adjusted EBITDA Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income (Unaudited) (In thousands) Three Months Ended Nine Months Ended March 31, March 31, 2025 2024 2025 2024 Net income (loss) attributable to stockholders $ 27,068 $ (40,195) $ 1,834 $ 58,868 Net loss (income) from discontinued operations, net of tax 771 303 41,764 (2,756) Income tax expense (benefit) 13,488 (15,493) 18,232 16,579 Amortization of purchased intangible assets 9,516 12,280 28,690 37,232 Stock-based compensation 6,200 8,283 16,031 23,671 Acquisition- and disposition-related expenses 3,509 1,092 4,423 8,495 Strategic initiative and restructuring-related expenses 4,100 (61) 6,093 2,969 Operating income from revenues sold to OMNIA (14,348) (13,196) (45,629) (39,659) Equity in net (income) loss of unconsolidated affiliates (514) (753) (11,849) 1,639 Other non-operating gains (13,897) (11,046) (76,571) (11,046) Impairment of assets 6,853 140,053 133,671 140,053 Other reconciling items, net 8,529 (3,907) 12,270 1,440 Adjusted income before income taxes 51,275 77,360 128,959 237,485 Income tax expense on adjusted income before income taxes 12,306 22,434 30,950 68,871 Adjusted net income $ 38,969 $ 54,926 $ 98,009 $ 168,614 © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 14

Fiscal 2025 and 2024 Non-GAAP Reconciliations Supplemental Financial Information Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow (Unaudited) (In thousands) Nine Months Ended March 31, 2025 2024 Net cash provided by operating activities from continuing operations $ 307,780 $ 160,864 Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (75,969) (74,574) Purchases of property and equipment (60,897) (67,626) Cash payments to OMNIA for the sale of future revenues (40,593) (24,163) Cash tax payments on proceeds received from the sale of future revenues — 148,606 Free cash flow $ 130,321 $ 143,107 © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 15

Fiscal 2025 and 2024 Non-GAAP Reconciliations Supplemental Financial Information Reconciliation of GAAP EPS to Adjusted EPS (Unaudited) (In thousands, except per share data) Three Months Ended Nine Months Ended March 31, March 31, 2025 2024 2025 2024 Net income (loss) attributable to stockholders $ 27,068 $ (40,195) $ 1,834 $ 58,868 Net loss (income) from discontinued operations, net of tax 771 303 41,764 (2,756) Income tax expense (benefit) 13,488 (15,493) 18,232 16,579 Amortization of purchased intangible assets 9,516 12,280 28,690 37,232 Stock-based compensation 6,200 8,283 16,031 23,671 Acquisition- and disposition-related expenses 3,509 1,092 4,423 8,495 Strategic initiative and restructuring-related expenses 4,100 (61) 6,093 2,969 Operating income from revenues sold to OMNIA (14,348) (13,196) (45,629) (39,659) Equity in net (income) loss of unconsolidated affiliates (514) (753) (11,849) 1,639 Other non-operating gains (13,897) (11,046) (76,571) (11,046) Impairment of assets 6,853 140,053 133,671 140,053 Other reconciling items, net 8,529 (3,907) 12,270 1,440 Adjusted income before income taxes 51,275 77,360 128,959 237,485 Income tax expense on adjusted income before income taxes 12,306 22,434 30,950 68,871 Adjusted net income $ 38,969 $ 54,926 $ 98,009 $ 168,614 © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 16

Fiscal 2025 and 2024 Non-GAAP Reconciliations Supplemental Financial Information Reconciliation of GAAP EPS to Adjusted EPS (Unaudited) (In thousands, except per share data) Three Months Ended Nine Months Ended March 31, March 31, 2025 2024 2025 2024 Weighted average: Basic weighted average shares outstanding 87,206 111,156 94,168 116,754 Dilutive shares 501 564 514 569 Weighted average shares outstanding - diluted 87,707 111,720 94,682 117,323 Basic earnings per share attributable to stockholders $ 0.31 $ (0.36) $ 0.02 $ 0.50 Net loss (income) from discontinued operations, net of tax 0.01 — 0.44 (0.02) Income tax expense (benefit) 0.15 (0.14) 0.19 0.14 Amortization of purchased intangible assets 0.11 0.11 0.30 0.32 Stock-based compensation 0.07 0.07 0.17 0.20 Acquisition- and disposition-related expenses 0.04 0.01 0.05 0.07 Strategic initiative and restructuring-related expenses 0.05 — 0.06 0.03 Operating income from revenues sold to OMNIA (0.16) (0.12) (0.48) (0.34) Equity in net (income) loss of unconsolidated affiliates (0.01) (0.01) (0.13) 0.01 Other non-operating gains (0.16) (0.10) (0.81) (0.09) Impairment of assets 0.08 1.26 1.42 1.20 Other reconciling items, net 0.09 (0.03) 0.14 0.01 Impact of corporation taxes (0.14) (0.20) (0.33) (0.59) Adjusted earnings per share $ 0.44 $ 0.49 $ 1.04 $ 1.44 (a) Add: Loss from Contigo Health 0.02 0.02 0.05 0.06 Adjusted earnings per share excluding Contigo Health $ 0.46 $ 0.51 $ 1.09 $ 1.50 (a) Contigo Health was in a loss position which results in an increase to adjusted earnings per share when excluding Contigo Health. © 2025. ALL RIGHTS RESERVED. | PREMIER INC. | 17